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                       ASSET PURCHASE AGREEMENT

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                        PROMEDCO MANAGEMENT COMPANY
                        PHB MANAGEMENT COMPANY, INC.



                                    AND



                       HEALTHAMERICA PENNSYLVANIA, INC.


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                               August 12, 1997

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                                Table of Contents


ARTICLE 1 DEFINITIONS..........................................................1
         Affiliate.............................................................1
         Alliance4Health NetSource Agreement...................................1
         Assets................................................................1
         Assumed Balance Sheet Liabilities.....................................3
         Beacon................................................................3
         Beacon Professionals..................................................3
         Binding Allocation....................................................3
         Clinic Expense........................................................3
         Consideration.........................................................3
         COBRA.................................................................3
         Clinic Facility.......................................................3
         Closing...............................................................3
         Closing Date..........................................................3
         Code..................................................................3
         Contracts.............................................................3
         Deferred Consideration................................................3
         Definitive Closing Statements.........................................4
         Excluded Assets.......................................................4
         Excluded Liabilities..................................................4
         Exhibit Volume........................................................4
         Final Closing Statement...............................................4
         GAAP..................................................................4
         HealthAmerica.........................................................4
         HealthAmerica Financial Statements....................................4
         Inducement Agreement..................................................4
         Initial Portion of Purchase Consideration.............................4
         Inventory.............................................................4
         Interim Service Agreement.............................................4
         IRS...................................................................4
         Medical Professional..................................................4
         Net Clinic Revenues...................................................4
         Pension Plan..........................................................4
         Person................................................................4
         ProMedCo Management Company...........................................5
         ProMedCo-Harrisburg...................................................5
         Second Portion of the Purchase Consideration..........................5
         Service Agreement.....................................................5
         Undertaking...........................................................5
         0431310.06
08002.0-017 08/12/97(4)




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ARTICLE 2 SALE AND TRANSFER OF ASSETS: CONSIDERATION; CLOSING.................5
         2.1 Sale and Transfer of Assets......................................5
         2.2 Assets Free and Clear; Undertaking...............................5
         2.3 Excluded Assets..................................................6
         2.4 Consideration for Sale and Transfer..............................6
         2.5 Excluded Liabilities.............................................7
         2.6 Allocation of Consideration......................................8
         2.7 Closing..........................................................8
         2.8 Further Acts and Assurances......................................8
         2.9 Other Transactions...............................................9
         2.10 Purchase Consideration Adjustments.............................10

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF HEALTHAMERICA....................11
         3.1  Organization, Corporate Power and Qualification................11
         3.2  Authority; Binding Effect......................................11
         3.3  Financial Statements...........................................11
         3.4  Absence of Undisclosed Liabilities.............................12
         3.5  Absence of Certain Recent Changes..............................12
         3.6  Title to Assets................................................14
         3.7  Contracts......................................................14
         3.8  Burdensome Agreements..........................................16
         3.9 Absence of Related Party Transactions...........................16
         3.10 Defaults.......................................................17
         3.11  Inventory.....................................................17
         3.12  Equipment.....................................................17
         3.13  Receivables...................................................17
         3.14  Permits and Licenses..........................................18
         3.15  Litigation, etc...............................................18
         3.16  Court Orders, Decrees and Laws................................18
         3.17  Taxes.........................................................19
         3.18  Immigration Act...............................................19
         3.19  Program Compliance............................................19
         3.20  Environmental Matters.........................................20
         3.21  ERISA.........................................................21
         3.22  Pension, etc..................................................21
         3.23  Employee Matters..............................................22
         3.24  Insurance and Bonds...........................................22
         3.25  Labor Matters.................................................22
         3.26  Third Party Payor Compliance..................................23
         3.27  Facility Compliance...........................................23
         3.28  Improper Payments.............................................23
         3.29  Books of Account; Reports.....................................23


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         3.30  No Finders or Brokers.........................................24
         3.31  Consents and Approvals of Governmental Authorities............24
         3.32  Consents and Approvals of Non-Governmental Authorities........24
         3.33  No Adverse Effect.............................................24
         3.34  Disclosure....................................................24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND
PROMEDCO-HARRISBURG..........................................................24
         4.1  Organization and Standing of ProMedCo and ProMedCo-Harrisburg..25
         4.2  Authority; Binding Effect......................................25
         4.3  No Finders or Brokers..........................................25
         4.4  Consents and Approvals of Governmental Authorities.............25

ARTICLE 5 COVENANTS OF PROMEDCO AND PROMEDCO-HARRISBURG......................25
         5.1  Best Efforts to Secure Consents................................25
         5.2  Corporate Action...............................................26
         5.3  Non-Disclosure.................................................26
         5.4  Special Accounts...............................................26

ARTICLE 6 COVENANTS OF HEALTHAMERICA.........................................26
         6.1  Access and Information.........................................26
         6.2  Conduct of Business............................................27
         6.3  Termination of Alliance4Health NetSource Agreement.............27
         6.4  Compliance with Agreement......................................28
         6.5  Necessary Consents.............................................28
         6.6  Unusual Events.................................................28
         6.7  Confidential Information.......................................29
         6.8  Interim Financial Statements...................................29
         6.9  Departmental Violations........................................29
         6.10  Insurance Ratings.............................................29
         6.11  Maintain Insurance Coverage...................................29
         6.12  Exclusive Dealings............................................30
         6.13  Payments Due Physicians.......................................30

ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HEALTHAMERICA

         7.1  Representations and Warranties True............................30
         7.2  Opinion of Counsel.............................................31
         7.3  Authority......................................................31
         7.4  Approvals......................................................31
         7.5  No Obstructive Proceeding......................................31
         7.6  Delivery of Certain Certified Documents........................31
         7.7  Proceedings and Documents Satisfactory.........................31
         7.8  No Agency Proceedings..........................................32
         7.9  ...............................................................32



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ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO AND
         PROMEDCO-HARRISBURG.................................................32
         8.1  Representations and Warranties True............................32
         8.2  No Obstructive Proceeding......................................32
         8.3  Opinion of HealthAmerica Counsel...............................33
         8.4  Consents and Approvals.........................................33
         8.5  Governmental Approvals.........................................33
         8.6  Proceedings and Documents Satisfactory.........................33
         8.7  Delivery of Certain Documents..................................33
         8.8  Provider Agreement.............................................33
         8.9  Financing......................................................34

ARTICLE 9 TERMINATION........................................................34

         9.1  Optional Termination...........................................34
         9.2  Notice of Abandonment..........................................35
         9.3  Mandatory Termination..........................................35
         9.4  Termination....................................................35

ARTICLE 10 INDEMNIFICATION...................................................35
         10.1  Grant of Indemnity by HealthAmerica...........................35
         10.2  Grant of Indemnity by ProMedCo and ProMedCo-Harrisburg........36
         10.3  Representation, Cooperation and Settlement....................37
         10.4  Remedies Cumulative...........................................38

ARTICLE II MISCELLANEOUS.....................................................38
         11.1  Expenses......................................................38
         11.2  Employee Transition...........................................38
         11.3  Occasional Sale...............................................40
         11.4  Non-Assignable Property Interests.............................40
         11.5  Cooperation by ProMedCo and ProMedCo-Harrisburg...............40
         11.6  Cooperation by HealthAmerica..................................40
         11.7  Notices.......................................................41
         11.8  Entire Agreement..............................................41
         11.9  Alternative Dispute Resolution................................42
         11.10  Governing Law................................................42
         11.11  Time.........................................................42
         11.12  Section Headings.............................................42
         11.13  Waiver.......................................................42
         11.14  Nature and Survival of Representations.......................42
         11.15  Exhibits.....................................................43
         11.16  Assignment...................................................43


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         11.17  Binding on Successors and Assigns............................43
         11.18  Parties in Interest..........................................43
         11.19  Amendments...................................................43
         11.20  Drafting Party...............................................43
         11.21  Counterparts.................................................43
         11.22  Reproduction of Documents....................................43
         11.23  Access to Records After Closing..............................44
         11.24  Disclosure of Certain Information............................44
         11.25  Press Releases...............................................44
         11.26  Waiver of Conflict...........................................44
         11.27  ProMedCo Guaranty............................................45

APPENDIX 2.1 TENTATIVE FORM OF BILL OF SALE

APPENDIX 2.2 TENTATIVE FORM OF UNDERTAKING

APPENDIX 2.3 EXCLUDED ASSETS

APPENDIX 2.5 LIST OF HEALTHAMERICA PHYSICIAN ACQUISITION AGREEMENTS

APPENDIX 2.9A FORM OF BEACON INDUCEMENT AGREEMENT

APPENDIX 2.9B FORM OF INTERIM SERVICE AGREEMENT

APPENDIX 2.9C FORM OF SERVICE AGREEMENT APPENDIX 2.9D FORM OF PHYSICIAN EMPLOYMENT AGREEMENT APPENDIX 2.9E FORM OF NON-PHYSICIAN EMPLOYMENT AGREEMENT APPENDIX 2.9F FORM OF SPLIT-DOLLAR AGREEMENT APPENDIX 2.9G FORM OF COLLATERAL ASSIGNMENT APPENDIX 2.9H TERM SHEET FOR PROVIDER AGREEMENT APPENDIX 3.7 ARRANGEMENTS WITH ALLIANCE 4 HEALTH


0431310.06
080020-017 08/12/97(9)


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                           ASSET PURCHASE AGREEMENT

         Asset Purchase Agreement dated as of August 12, 1997, among HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation ("HealthAmerica"), ProMedCo Management Company, a Delaware corporation ("ProMedCo") and PHB Management Company, Inc., a Pennsylvania corporation ("ProMedCo-Harrisburg"), a wholly owned subsidiary of ProMedCo.

         RECITAL:

         HealthAmerica operates a multi-specialty medical practice in Harrisburg, Pennsylvania and owns the Assets. ProMedCo, through its subsidiaries, including ProMedCo-Harrisburg is engaged in the business of providing medical practice facilities, nonmedical personnel and medical practice management and administrative services.

         HealthAmerica desires to sell the Assets to ProMedCo-Harrisburg in exchange for the consideration described herein.

         The parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         "Affiliate" means with respect to any Party, any entity which controls, is controlled by, or is under common control with such party all as more fully set forth in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         "Alliance4Health NetSource Agreement" means the agreement effective October 1, 1996 between HealthAmerica and Aliance4Health NetSource, Inc.

         "Assets" means the following assets pertaining to the Clinic Facility:

                  (a) All furnishings, fixtures and equipment owned by HealthAmerica relating to the Clinic Facility or the business carried on at the Clinic Facility;

                  (b) All of HealthAmerica's rights, benefits and interests under all contracts and agreements related to the operation of the business of HealthAmerica conducted at the Clinic Facility which are to be


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                           assumed  by  ProMedCo-Harrisburg  (collectively,  the
                           "Contracts"),   including   without   limitation  the
                           Alliance4Health NetSource Agreement for the period after July 1, 1997, certain contracts and leases described in Exhibit 3.7A-H hereof and including, to the extent allowable by law, all payor contracts
                           under  which   HealthAmerica  (with  respect  to  the
                           business carried on at the Clinic Facility) or any of the Medical Professionals are currently paid for services;

                  (c) All books, records, documents and other writings used in connection with the operation of HealthAmerica's business at the Clinic Facility, including all patient records, charts and files;

                  (d) All accounts receivable of HealthAmerica relating to the business carried on at the Clinic Facility and, subject to applicable laws and regulations, all patient accounts receivable records of HealthAmerica respecting the business carried on at the Clinic Facility;

                  (e)      All  cash  and  prepaid   expenses  of  HealthAmerica
                           relating to the business carried on at the Clinic Facility;

                  (f) All current and useable inventory of supplies, drugs, janitorial and office supplies and other disposables and consumables on hand at or under order by HealthAmerica on the Closing Date relating to the business carried on at the Clinic Facility;

                  (g) All permits, licenses, certificates and governmental authorizations, approvals, license applications or related certifications obtained in connection with the operation of the Clinic Facility identified in
                           Exhibit 3.14, but only to the extent that transfer is permitted by law;

                  (h) All data processing programs, software programs, computer printouts, data bases and hardware and related items used in the conduct of the business of HealthAmerica at the Clinic Facility, including accounting, invoices, auditing, and data processing bases and programs;

                  (i) All intangible assets, trade names, service marks and service names, and applications therefor, and all intellectual property used in connection with the operation of HealthAmerica's business at the Clinic Facility;

                  (j) All rights, claims and causes of action other than malpractice counterclaims or cross claims held by HealthAmerica which have accrued as a result of the operation of the Clinic Facility;

                  (k) All goodwill, customer lists, clinical and administrative policy and procedure manuals, trade secrets, marketing and promotional materials (including audiotapes, videotapes and printed materials) and all other property rights required for or incident to the marketing of the products and services of HealthAmerica's business at the Clinic Facility, and all books and record relating thereto; and

                  (l) All other assets, personal or mixed, tangible or intangible, used in connection with the operation of HealthAmerica's business at the Clinic Facility other than the Excluded Assets.

"Assumed Balance Sheet Liabilities" is defined in ss. 2.2.

"Beacon" means Beacon Medical Group, P.C., a Pennsylvania professional corporation.

"Beacon Professionals" means the persons who are signatories to the Inducement Agreement.

"Binding Allocation" is defined in ss. 2.6.

"Clinic Expense" shall have the meaning ascribed thereto in the Service
Agreement.

"Consideration" means $2,014,995.

"COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, 26 U.S.C. ss. 162 et seq.

"Clinic Facility" means the clinic facilities located at (i) 2151 Linglestown Road, Harrisburg, PA 17110, (ii) 825 Fishburn Road, Hershey, PA 17033, (iii) 550 22nd Street, Lemoyne, PA 17043, and (iv) 5 Willow Mill Park Road, Mechanicsburg, PA 17055.

"Closing" and "Closing Date" are defined in ss. 2.7.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contracts" is defined in the definition of "Assets" above.



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"CPA Firm" is defined in ss. 2.10(a).

"Deferred Consideration" is defined in ss. ss. 2.4(d).

"Definitive Closing Statements" is defined in ss. 2.10.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Excluded Assets" is defined in ss. 2.3.

"Excluded Liabilities" is defined in ss. 2.5.

"Exhibit Volume" means the volume of Exhibits referred to in this Agreement prepared and delivered by HealthAmerica.

"Final Closing Statement" is defined in ss. 2.10.

"GAAP" means generally accepted accounting principles.

"HealthAmerica" means HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation.

"HealthAmerica Financial Statements" is defined in ss. 3.3.

"Inducement Agreement" is defined in ss. 2.9(a).

"Initial Portion of Purchase Consideration" is defined in ss. 2.4.

"Inventory" means the inventory of HealthAmerica.

"Interim Service Agreement" means the Services Agreement effective April 1, 1997 between ProMedCo-Harrisburg and HealthAmerica.

"IRS" means the Internal Revenue Service.

"Medical Professional" shall have the meaning ascribed thereto in the Service Agreement.

"Net Clinic Revenues" is defined in the Service Agreement. In the context of this Agreement, Net Clinic Revenues shall be computed as if HealthAmerica were Beacon.

"Pension Plan" and "Pension Plans" means any "employee pension benefit plan" listed in Exhibit 3.2 1.

"Person"  means  any  individual,   corporation,   partnership,  joint  venture,
association, joint stock company, trust or unincorporated organization.

ProMedCo Management Company" means ProMedCo Management Company, a Delaware corporation which is the sole shareholder of ProMedCo-Harrisburg.

"ProMedCo-Harrisburg" means PHB Management Company, Inc., a Pennsylvania corporation.

"Second Portion of the Purchase Consideration" is defined in ss. 2.4(c).

"Service Agreement" means the Services Agreement effective as of the Closing Date between Pro-Medico-Harrisburg and Beacon.

"Undertaking" is defined in ss. 2.2.

ARTICLE 2 SALE AND TRANSFER OF ASSETS: CONSIDERATION; CLOSING

         2.1 Sale and Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, HealthAmerica shall sell, transfer, assign, convey and deliver good and marketable title to the Assets to ProMedCo-Harrisburg, and ProMedCo-Harrisburg shall purchase the Assets from HealthAmerica, free and clear of any encumbrances other than those expressly assumed hereunder, for the consideration set forth in this Agreement. HealthAmerica shall retain, and ProMedCo-Harrisburg shall not purchase the Excluded Assets. The sale, transfer, assignment and conveyance of the Assets shall be made by the execution and delivery by Health America of a bill of sale substantially in the tentative form attached hereto as Appendix 2.1 (the "Bill of Sale") and such other instruments of assignment, transfer and conveyance as ProMedCo-Harrisburg shall request.

         2.2 Assets Free and Clear; Undertaking. The Assets shall be sold free and clear of all liabilities, liens and encumbrances except those liabilities of HealthAmerica expressly assumed or agreed to be discharged by ProMedCo-Harrisburg in the Undertaking substantially in the tentative form attached hereto as Appendix 2.2 (the "Undertaking"), which shall include the following liabilities and obligations of HealthAmerica as the same exist on the Closing Date:

(a) HealthAmerica's liability after the Closing under the equipment leases described in Exhibit 3.7;

(b) HealthAmerica's liability after the Closing under the contracts (other than equipment leases) described in Exhibits 3.7A-H, including those liabilities described in Appendix 3.7;

(c) expenses relating to accrued sick leave and accrued CME time, whether or not reflected in the HealthAmerica Financial Statements; and

(d) HealthAmerica's liability for accounts payable up to a maximum of $100,000, accrued vacation pay and other current liabilities due and payable reflected in the HealthAmerica Financial Statements (but not accrued payroll or any of payments referred to in ss. 6.13 hereof) payable to or incurred in the ordinary course of business after the date thereof (the "Assumed Balance Sheet Liabilities").

Except as provided in the Undertaking, ProMedCo-Harrisburg shall not assume any other liability or obligation of HealthAmerica fixed or contingent, disclosed or undisclosed, and HealthAmerica agrees to satisfy, when due, all of its liabilities, indebtedness and obligations not assumed by ProMedCo-Harrisburg pursuant to this Agreement and the Undertaking; provided, however, that
HealthAmerica shall be entitled to contest in good faith any of such liabilities, indebtedness or obligations by appropriate legal proceedings. ProMedCo-Harrisburg will pay, perform and discharge in due course in accordance with their terms all obligations, indebtedness and liabilities of HealthAmerica assumed by it pursuant to the Undertaking; provided, however, that ProMedCo-Harrisburg shall be entitled to contest in good faith any of such obligations, indebtedness or liabilities by appropriate legal proceedings.

         2.3    Excluded    Assets.    HealthAmerica    is   not   selling   and
ProMedCo-Harrisburg is not purchasing or assuming obligations with respect to the following (collectively the "Excluded Assets"):

(a)      Any real estate owned by HealthAmerica;

(b) HealthAmerica's corporate and fiscal records and other records that HealthAmerica is required by law to retain in its possession;

(c) HealthAmerica's pension, retirement or profit sharing plans and any liabilities related thereto;

(d) Any assets and businesses owned by HealthAmerica not constituting part of the Clinic Facility or the business operated thereat; and

(e) Any other assets described on Appendix 2.3.

2.4  Consideration for Sale and Transfer.

(a) At the Closing, in consideration for the sale of the Assets to ProMedCo-Harrisburg, the following will occur:

(i)      ProMedCo-Harrisburg   will   deliver  to   HealthAmerica   80%  of  the
         Consideration (the "Initial Portion of Purchase Consideration") via wire transfer as directed by HealthAmerica.

(ii)     ProMedCo-Harrisburg  will  execute  and  deliver  to  HealthAmerica  an executed copy of the Undertaking assuming the liabilities of HealthAmerica set forth in ss. 2.2 above, and shall specifically exclude any mortgage or other liabilities related to real estate owned by HealthAmerica.

(iii) HealthAmerica will execute and deliver to ProMedCo-Harrisburg the Bill of Sale, assignment and other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to ProMedCo-Harrisburg's counsel, as shall be effective on the Closing Date to vest in ProMedCo-Harrisburg good and marketable title to the Assets as provided in this Agreement.

(iv) ProMedCo-Harrisburg shall pay HealthAmerica, as contingent consideration hereunder, the amounts, if any, which would have been disbursed by HealthAmerica under Section 2 of the Inducement Agreement for the period from July 1, 1997 through the Closing Date had the Inducement Agreement been in effect during such period and the obligations under such Section 2 commenced on July 1, 1997.

(b) In at other times, the following will occur:

(i) As soon as the Definitive Closing Statement is prepared in accordance with ss. 2.10(a), ProMedCo-Harrisburg shall deliver to HealthAmerica the balance of the Consideration (the "Second Portion of the Purchase Consideration") adjusted pursuant to ss. 2.10.

(ii) On demand from time to time, ProMedCo-Harrisburg shall pay HealthAmerica, as contingent consideration hereunder, amounts equal to the amounts, if any, disbursed by HealthAmerica under Section 2 of the Inducement Agreement on and after the Closing Date and 175% of the amount disbursed by HealthAmerica under Section 3 of the Inducement Agreement.

         2.5 Excluded Liabilities. Except as provided in the Undertaking, HealthAmerica shall remain liable and responsible for the payment or performance as the case may be, of all contracts, leases and other obligations of any nature, including without limitation all deferred payments remaining under the acquisition agreements listed in Appendix 2.5 pursuant to which HealthAmerica acquired the medical practices of the Beacon Professionals. Additionally, HealthAmerica shall remain liable and responsible for all suits, claims, indemnities, judgments, stipulation agreements, mortgages, taxes, contingent liabilities and other obligations of HealthAmerica, including, without limitation, any and all investment tax credit recapture, depreciation recapture; recapture or prior period adjustments under Blue Cross, Medicare and Medicaid; all impositions of income tax and other taxes for all time periods prior to and including the Closing; all employee wages, salaries and benefits including, without limitation, retirement payments, COBRA obligations, accrued vacation not assumed by ProMedCo-Harrisburg, and other accrued employee benefits and rights of Health America's retirees to participate in HealthAmerica's medical plans. The obligations described in this ss. 2.5 are referred to collectively as the "Excluded Liabilities."

         2.6 Allocation of Consideration. The parties agree that the consideration paid pursuant to ss. 2.2 shall be allocated among the Assets by ProMedCo-Harrisburg within 120 days after the Closing or by such time as is reasonable under the circumstances; if HealthAmerica agrees with the allocation made by ProMedCo-Harrisburg, such allocation shall be binding on the parties as set forth below and if HealthAmerica notifies ProMedCo-Harrisburg within 30 days of its disagreement with the allocation, the parties shall engage a mutually agreeable "big six" accounting firm to make the allocation, and the findings of such firm shall be binding on the parties (the allocation which is ultimately binding on the parties pursuant to this sentence is referred to herein as the "Binding Allocation"). The Binding Allocation shall be used by the parties for all purposes including tax, reimbursement and other purposes. Each party hereto agrees that it will report the transaction in accordance with the Binding Allocation, including under Section 1060 of the Code, and that it will not take a position inconsistent with the Binding Allocation except with the written consent of the other party hereto. Each party agrees to cooperate with the other so that the information shown on Form 8594 filed with the IRS by such party will be consistent with the information on the other party's Form 8594. Each party shall pay 50% of the fees and expenses of the accounting firm which makes the Binding Allocation.

         2.7 Closing. The sale, purchase, and other activities provided for herein (the "Closing") shall take place on or before October 31, 1997 (the "Closing Date"), at a site designated by ProMedCo-Harrisburg. In case the Closing does not take place on the Closing Date, the Closing Date shall be set by mutual agreement between ProMedCo-Harrisburg and HealthAmerica; provided, however, that in no event shall the Closing take place later than October 31, 1997 unless extended by ProMedCo-Harrisburg.

         2.8 Further Acts and Assurances. HealthAmerica shall, at any time and from time to time at and after the Closing, upon request of ProMedCo-Harrisburg, take any and all steps reasonably necessary to place ProMedCo-Harrisburg in possession and operating control of the Assets and the business to be transferred hereunder and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the transferring and confirming to
ProMedCo-Harrisburg or to its successors or assigns, or for reducing to possession, any or all of the Assets.

         2.9 Other Transactions. In addition to the transaction set forth above, the following additional transactions shall occur:

(a) At the Closing, HealthAmerica shall enter into an agreement in the form attached hereto as Appendix 2.9A (the "Beacon Inducement Agreement") as with the Beacon Professionals.

(b)      HealthAmerica  and  the  HealthAmerica   Medical   Professionals  shall
         terminate all employment agreements between such parties effective the Closing Date.

(c) Simultaneously herewith, HealthAmerica and ProMedCo-Harrisburg are entering into an interim Service Agreement in the form attached hereto as Appendix 2.9B.

(d) At the Closing, Beacon and ProMedCo-Harrisburg shall enter into a Service Agreement in the form attached hereto as Appendix 2.9C.

(e) Beacon Medical Group shall enter into employment agreements in the form attached as Appendices 2.91D and E hereto (the "Physician Employment Agreements" and "Non-Physician Employment Agreements") with each of the Beacon Professionals.

(f) ProMedCo-Harrisburg shall enter into a Split-Dollar Agreement in the form attached hereto as Appendix 2.9F (the "Split-Dollar Agreement") with each of the Beacon Professionals who enter into Physician Employment Agreements.

(g) Each Beacon Professional who is a party to a Split-Dollar Agreement and Pro-MedCo-Harrisburg shall execute a Collateral Assignment (the "Collateral Assignment") in the form attached hereto as Appendix 2.9G pertaining to the Life Insurance Policy contemplated by the Split-Dollar Agreement.

(h)      ProMedCo-Harrisburg   and   HealthAmerica   shall  execute  a  mutually
         agreeable ten year Provider Agreement having terms which are consistent with the provisions outlined in Appendix 2.9H.

         2.10  Purchase Consideration Adjustments.

(a) Definitive Closing Statements. Within 120 days after the Closing or by such time as is reasonable under the circumstances, ProMedCo-Harrisburg shall prepare and deliver to HealthAmerica a final closing statement ("Final Closing Statement") of HealthAmerica as of August 12, 1997. ProMedCo-Harrisburg covenants that the Final Closing Statement shall be true, complete and accurate and will present fairly the assets and liabilities items set forth in ss.ss. 2.1 and 2.2 hereof as at the August 12, 1997, calculated in a manner consistent with GAAP (except as disclosed in Exhibit 3.3B), as applied in the HealthAmerica Financial Statements (as defined in ss. 3.3), and the requirements of this Agreement. HealthAmerica and its representatives shall be provided access to the books and records of ProMedCo-Harrisburg as necessary to verify the accuracy of such calculations. If within 30 business days of receipt of the Final Closing Statement, HealthAmerica fails to deliver to ProMedCo-Harrisburg written notice specifying any unacceptable entries on the Final Closing Statements and the reasons therefor, then such
         Final Closing Statement shall constitute the Definitive Closing Statements. If HealthAmerica timely and duly delivers such notice within 30 business days of receipt thereof, the parties shall attempt in good faith to resolve the differences, and if they are unable to do so, within 20 days thereafter either party may deliver the Final Closing Statement to a "big six" accounting firm mutually agreeable to the parties (the "CPA Firm"), who shall have 20 business days to review the Final Closing Statement and make such adjustments thereto as it deems necessary to ensure that the Final Closing Statement has been prepared in a manner consistent with GAAP as applied in the HealthAmerica Financial Statements calculated on a consistent basis and the requirements of this Agreement. The Final Closing Statement as so adjusted shall constitute the Definitive Closing Statement and shall be binding on the parties hereto. If the total amount payable by ProMedCo-Harrisburg pursuant to clause (b) below increases from that shown on the Final Closing Statement, ProMedCo-Harrisburg shall pay the fees and expenses of the CPA Firm, otherwise such fees and expenses shall be borne by HealthAmerica. If the parties are unable to mutually agree on a CPA firm, they shall select one by using the following process: First ProMedCo-Harrisburg shall nominate a "big six" firm; if that firm is unacceptable to HealthAmerica, it shall nominate a different "big six" firm; if that firm is unacceptable to ProMedCo-Harrisburg, each party shall designate a partner of the firm nominated by it, and the two partners shall choose a third "big six" firm which that thereupon be the "CPA Firm" contemplated hereby.

(b) Balance Sheet Adjustment. To the extent that the Definitive Closing Statement shows Assets at Closing net of Assumed Balance Sheet Liabilities to be different from the same assets net of the same liabilities on the HealthAmerica Financial Statements as of June 30, 1997, the Consideration shall be increased or reduced, as the case may be, on a dollar for dollar basis; provided however, if the adjustment is less than $5,000, neither party shall have an obligation to make any payment to the other.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF HEALTHAMERICA

         HealthAmerica hereby represents and warrants to ProMedCo-Harrisburg as follows (all representations other than those set forth in ss.ss. 3.1, 3.2, 3.16, 3.17, 3.30 and 3.31 are intended to be with respect to the business conducted at the Clinic Facilities, and not to refer to business conducted by HealthAmerica elsewhere):

         3.1 Organization, Corporate Power and Qualification. HealthAmerica is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. No jurisdiction where HealthAmerica is not presently qualified as a foreign corporation has made any assertion that such corporation's business or ownership of property makes qualification as a foreign corporation in such jurisdiction necessary. A copy of the Articles of Incorporation and all amendments thereto of HealthAmerica and a copy of its by-laws, as amended to the date hereof (both certified by the Secretary of HealthAmerica to be true and correct copies as in effect as of the date hereof), are included as Exhibit 3.1 of the Exhibit Volume and are true, accurate and complete as of the date hereof. HealthAmerica is not in default under or in violation of any provision of its Articles of Incorporation or by-laws.

         3.2 Authority; Binding Effect. HealthAmerica has full power and authority to enter into this Agreement and, subject to approval by its Board of Directors, to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of HealthAmerica enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement is not in conflict with any other agreement, and will not result in the acceleration or imposition of any other obligation that will have a material adverse effect on the Assets.

         3.3 Financial Statements. Exhibit 3.3A consists of the following financial statements of HealthAmerica: unaudited schedule of assets and of the business operated by HealthAmerica at the Clinic Facilities as of June 30, 1997 and the related statement of revenue and operating expenses for the three and six month periods then ended (such financial statements and the related notes being herein called "HealthAmerica Financial Statements").

         The HealthAmerica Financial Statements are true, complete and accurate, have been based upon the information contained in the books and records of HealthAmerica and present fairly the assets, liabilities and financial results of HealthAmerica as of the dates thereof, prepared in conformity with generally accepted accounting principles except as disclosed in Exhibit 3.3B. The HealthAmerica Financial Statements do not contain any material inaccuracy and do not suffer from any material omissions.

         3.4 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the HealthAmerica Financial Statements and except for commitments and obligations incurred in the ordinary course of business and consistent with past practice accruing after June 30, 1997, HealthAmerica as of June 30, 1997, had, or will have at Closing, no material liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to HealthAmerica or any directors, officers or employees of HealthAmerica, whether due to become payable and regardless of when or by whom asserted) relating to the Clinic Facility. The expenses associated with accrued CME time assumed by ProMedCo-Harrisburg pursuant to ss. 2.2 do not exceed the estimates by HealthAmerica, the details of which are set forth on Exhibit 3.4 hereto.

         3.5 Absence of Certain Recent Changes. Except as expressly provided in this Agreement or as set forth on Exhibit 3.5 in alphabetical order corresponding to the following subsections, HealthAmerica has continued and shall continue the normal operations of HealthAmerica's business until the Closing, and since June 30,1997, and through the Closing Date, HealthAmerica has not and will not have:

(a) except in the usual and ordinary course of its business, consistent with past practice, and in an amount which is usual and normal incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

(b) transferred, disposed of, or further encumbered or pledged any of the Assets without the prior written consent of ProMedCo-Harrisburg;

(c) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $10,000;

(d) suffered the resignation or other termination of any management personnel of HealthAmerica, or the loss of or other termination of a business relationship with any material customers or suppliers of HealthAmerica's business;

(e) increased the regular rate of compensation payable by it to any employee other than normal merit and cost of living increases granted in the ordinary course of business; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required;

(f) established or agreed to establish, amended or terminated any pension, retirement or welfare plan or arrangement for the benefit of its employees not theretofore in effect;

(g) suffered any change in its financial condition, assets, liabilities, operations, prospects or business or suffered any other event or condition of any character which individually or in the aggregate has or might reasonably have a material adverse effect on HealthAmerica;

(h) experienced any labor organizational efforts, strikes or complaints other than grievance procedures in the ordinary course of business or entered into any collective bargaining agreements with any union;

(i) made any single capital expenditure which exceeded $5,000 or made aggregate capital expenditures which exceeded $10,000;

(j) except with respect to liens or encumbrances arising by operation of law, permitted or allowed any of the Assets to be subjected to any pledge, lien, security interest, encumbrance, restriction or charge of any kind;

(k) written down the value of any of the Assets, or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material or revalued any of the Assets;

(l) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the usual and ordinary course of business;

(m) suffered any extraordinary losses, canceled any debts or waived any claims or rights of substantial value, whether or not in the usual and ordinary course of business;

(n) paid, lent or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any stockholder of HealthAmerica or any of the officers or directors of HealthAmerica or of any "Affiliate" of any of its officers or directors, except for reimbursement of ordinary and reasonable business expenses related to the business of HealthAmerica and compensation to officers at rates not exceeding the rates of compensation at June 30, 1997;

(o) amended, terminated or otherwise altered (whether by action or inaction) any contract, agreement or license of significant value to which HealthAmerica is a party, except in the ordinary course of business;

(p) entered into a material transaction other than in the ordinary course of business or made any change in any method of accounting or accounting practice;

(q)      canceled, or failed to continue, insurance coverages; or

(r) agreed, whether in writing or otherwise, to take any action described in this ss. 3.5.

         3.6 Title to Assets. The Assets to be transferred hereunder constitute all of the non-real estate operating assets of HealthAmerica necessary or appropriate for the continued operation of the Clinic Facility. HealthAmerica shall remove all liens and encumbrances on the Assets, if any, prior to the Closing (except those approved by ProMedCo-Harrisburg in writing). The bills of sale and the assignments and other instruments to be executed and delivered by HealthAmerica at the Closing will be valid and binding and enforceable in accordance with their respective terms, and will effectively vest in ProMedCo-Harrisburg good and marketable title to all the Assets. If HealthAmerica shall fail to remove all such security interests, ProMedCo-Harrisburg shall have the right to do so and shall have the right to off-set the cost of doing so against the Cash Consideration payable under ss.
2.4 hereof.

         3.7 Contracts. Exhibits 3.7A through 3.7H of the Exhibit Volume contains a copy of each contract, lease, agreement and other instrument to which HealthAmerica is a party or is bound which involves an unperformed commitment or obligation (contingent or otherwise) of more than $10,000 in the aggregate, including the following: Service Agreements, Exhibit 3.7A; Maintenance Agreements, Exhibit 3.7B; Bank Loans and Equipment Financings, Exhibit 3.7C; Real Estate Leases, Exhibit 3.7D; Payor Contracts, Exhibit 3.7E; Professional Service Agreements, Exhibit 3.7F; Software License Agreements, Exhibit 3.7G and Other Agreements, Exhibit 3.7H. Except as noted in such Exhibits: (i) to the best knowledge of HealthAmerica, all such contracts, leases and agreements are in full force and effect; (ii) to the best knowledge of HealthAmerica, there has been no threatened cancellation thereof, (iii) there are no outstanding disputes thereunder; (iv) each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and all will continue to be binding in accordance with their terms after consummation of the transactions contemplated hereby; (v) there are no contracts, leases, agreements or other instruments to which HealthAmerica is a party or is bound (other than insurance policies) which could either singularly or in the aggregate have an adverse effect on the value of the Assets to ProMedCo-Harrisburg; and (vi) there are no employment agreements or other agreements to which Health-America is a party or by which HealthAmerica is bound that contain any severance or termination pay liabilities or obligations.

         Except as described in Exhibits 3.7A-H or the other Schedules hereto (and except for purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), HealthAmerica is not, as of the date of this Agreement, a party to or bound by any:

(a) material agreement or contract not made in the ordinary course of business;

(b) employee collective bargaining agreement or other contract with any labor union;

(c)      covenant not to compete;

(d) lease or similar agreement under which HealthAmerica is a lessor or sublessor of any material real property owned or leased by
         HealthAmerica or any portion of premises otherwise occupied by HealthAmerica;

     (e) (i) lease or similar agreement under which (A) HealthAmerica is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) HealthAmerica is a lessor or sublessor of any tangible personal property owned by any of its shareholders, (ii) continuing contract for the future purchase of materials, supplies or equipment, or (iii) management, service, consulting or other similar type of contract, in any such case which has a future liability in excess of $10,000, and which is not terminable by HealthAmerica for a cost of less than $10,000;

(f) license or other agreement relating in whole or in part to, trademarks (including, but not limited to, any license or other agreement under which HealthAmerica has the right to use any of the same owned or held by a third party);

(g) agreement or contract under which HealthAmerica has borrowed or lent any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others for an amount in excess of $10,000 (other than (i) endorsements for the purpose of collection in the ordinary course of business and (ii) advances to employees of HealthAmerica in the ordinary course of business);

(h) mortgage, pledge, security agreement, deed of trust or other document granting a lien against the Assets (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices but excluding operating leases);

(i) other agreement, contract, lease, license, commitment or instrument to which HealthAmerica is a party or by or to which HealthAmerica or any of it assets or businesses are bound or subject, which has an aggregate future liability in excess of $10,000 and is not terminable by HealthAmerica for a cost of less than $10,000; or

(j) any agreement, contract, understanding or business venture with any physician, other provider or any other Person which violates the Medicare/Medicaid Fraud and Abuse amendments or any regulations thereunder adopted by the U.S.
         Department of Health and Human Services.

Notwithstanding the failure of the parties to formalize the payment arrangements HealthAmerica and Alliance4Health NetSource have followed a course of conduct based on the arrangements described in Appendix 3.7 hereto, and HealthAmerica will hold ProMedCo-Harrisburg harmless from any deviations from such arrangements by Alliance4Health NetSource prior to the termination of the Alliance4Health NetSource Agreement.

         3.8 Burdensome Agreements. Except as is set forth in Exhibit 3.8 of the
Exhibit Volume, HealthAmerica is not a party to, nor are the Assets subject to or bound or affected by, any provision of any order of any court or other agency of government or any indenture, agreement or other instrument or commitment which materially adversely affects the Assets,

         3.9  Absence of Related  Party  Transactions.  Except as  disclosed  on
Exhibit 3.9, neither HealthAmerica, nor any officer, director or affiliate of HealthAmerica, has any material direct or indirect financial or economic interest in any competitor or supplier of HealthAmerica. HealthAmerica is not a party to any transaction or proposed transaction, including without limitation the leasing of property, the purchase or sale of materials or goods (except with respect to HealthAmerica's service business) or the furnishing of its services (except as employees of the HealthAmerica), with HealthAmerica, or any Affiliate of HealthAmerica, including (without limitation) any family member of a shareholder of HealthAmerica; and HealthAmerica has not directly or indirectly entered into any agreement or commitment which could result in HealthAmerica becoming obligated to provide funds in respect of or to assume any obligation of any such affiliated person or entity. Except as set forth on Exhibit 3.9, there are no debts owing to HealthAmerica by, or any contractual agreements or understandings between HealthAmerica and, any shareholder, director or officer of HealthAmerica, any member of their respective families, or any affiliate or associate of any of the foregoing individuals, as the term "affiliate" is defined for purposes of the Securities Act of 1933 and the rules and regulations thereunder, and none of the foregoing individuals or any affiliate or associate of them owns any property or rights, tangible or intangible (other than an equitable interest), used in or related to HealthAmerica's business. HealthAmerica is not indebted to any shareholder, officer, director or employee of HealthAmerica, or to any member of their respective families, or to any affiliate or associate of any of the foregoing individuals, in any amount whatsoever, other than for payment of salaries and compensation for services actually rendered to HealthAmerica in the ordinary course of their businesses.

         3.10 Defaults. Except as disclosed in Exhibit 3.10, HealthAmerica is not in material default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under any outstanding indenture, mortgage, contract, instrument or agreement to which HealthAmerica is a party or by which HealthAmerica may be bound or under any provision of the Articles of Incorporation or by-laws of HealthAmerica. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of, or result in the breach of, or constitute a default under, any law the violation of which would result in a significant liability to HealthAmerica, or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal; constitute a violation of or a default under, or a conflict with, any term or provision of the Articles of Incorporation or by-laws of HealthAmerica or any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which HealthAmerica is a party or is bound; or cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of HealthAmerica, to be accelerated, or increase any such liability or obligation.

         3.11 Inventory. The Inventory is sold hereunder on an AS IS WHERE IS BASIS WITHOUT ANY WARRANTY, INCLUDING WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. The Inventory is treated as a current expense on the HealthAmerica Financial Statements. The only transactions related thereto since June 30, 1997 have been additions or sales in the ordinary course of business.


         3.12 Equipment. All Assets consisting of equipment being sold hereunder on an AS IS WHERE IS BASIS WITHOUT ANY WARRANTIES, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR USE. The only transactions related thereto since June 30,1997, have been additions thereto in the ordinary course of business.

         3.13 Receivables. All notes and accounts receivable of HealthAmerica shown on the HealthAmerica balance sheet and all those arising since the balance sheet dates have arisen in the ordinary course of business. Attached as Exhibit
3.13 is a true and correct aging of the accounts receivable currently on the books and records of HealthAmerica.

         3.14 Permits and Licenses. Included as Exhibit 3.14 in the Exhibit Volume is a schedule of permits and licenses, listing and briefly describing each permit, license or similar authorization from each governmental authority issued with respect to the operation or ownership of properties by HealthAmerica together with the designation of the respective expiration dates of each, and also listing and briefly describing each association in which HealthAmerica is a member and each association or governmental authority by which HealthAmerica is accredited or otherwise recognized.

HealthAmerica is not required to obtain any additional permits, licenses or similar authorizations (including, without limitation, any additional certificates of need) from any governmental authority for the proper conduct of its business or to become a member of or accredited by any association or governmental authority other than those listed on Exhibit 3.14 in the Exhibit Volume, and there are no proceedings pending, or to the best of HealthAmerica's knowledge, threatened, which may result in the revocation, cancellation, suspension, or other adverse modification of, any license or permit listed in
Exhibit 3.14. All of such permits, licenses and authorizations will continue to be valid and in full force and effect in accordance with their respective terms after the consummation of the transactions contemplated hereby.

         3.15  Litigation,  etc.  Except  as set  forth in  Exhibit  3.15 of the
Exhibit Volume, there is no litigation, arbitration, governmental claim, investigation or proceeding pending or, to the best knowledge of HealthAmerica, threatened against HealthAmerica at law or in equity, before any court, arbitration tribunal or governmental agency. No such proceeding set forth in
Exhibit 3.15 concerns the ownership or other rights with respect to the Assets. To the best knowledge of HealthAmerica, there are no facts based on which material claims may be hereafter made against HealthAmerica. Any and all claims arising from incidents on or before the Closing Date shall be the sole responsibility of HealthAmerica and are specifically excluded from the liabilities to be assumed by ProMedCo-Harrisburg hereunder. All claims and litigations against HealthAmerica are fully covered by insurance. HealthAmerica shall unconditionally indemnify and hold ProMedCo-Harrisburg harmless against any loss or liability including, without limitation, attorney's fees, resulting from any claims or litigation arising out of incidents relating to HealthAmerica which occurred prior to the Closing Date, to the extent such loss or liability is not covered by insurance.

         3.16 Court Orders, Decrees and Laws. There is not outstanding or, to the best knowledge of HealthAmerica, threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting HealthAmerica or the Assets. HealthAmerica is in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the business of HealthAmerica and HealthAmerica has received no notices of alleged violations thereof. No governmental authorities are presently conducting proceedings against HealthAmerica and to the best knowledge of HealthAmerica, no such investigation or proceeding is pending or being threatened.

         3.17 Taxes. All federal, state and other tax returns of HealthAmerica required by law to be filed have been timely filed, and HealthAmerica has paid or provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which HealthAmerica has set aside on its books adequate reserves. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all respects. There are no tax liens on any of the Assets except those with respect to taxes not yet due and payable and except for any taxes and assessments of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and with respect to which HealthAmerica has set aside on its books adequate reserves. There are no pending tax examinations nor has HealthAmerica received a revenue agent's report asserting a tax deficiency. HealthAmerica does not expect any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been made by a taxing authority in a jurisdiction where HealthAmerica does not file tax returns that HealthAmerica is or may be subject to taxes assessed by such jurisdiction. HealthAmerica has withheld from each payment made to its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities, except to the extent of any liabilities to be assumed by ProMedCo-Harrisburg under ss.
11.3 hereof.

         3.18 Immigration Act. HealthAmerica is in material compliance with the terms and provisions of the Immigration Act in all material respects. For each employee (as defined in 8 C.F.R. ss. 274a.I(f)) of HealthAmerica for whom compliance with the Immigration Act by HealthAmerica is required, HealthAmerica has obtained and retained a complete and true copy of each such employee's Form I-9 (Employment Eligibility Verification Form) and all other records or documents prepared, procured or retained by HealthAmerica pursuant to the Immigration Act. There are no violations or potential violations of the Immigration Act by HealthAmerica. HealthAmerica has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to HealthAmerica's knowledge, has any action or administrative proceeding been initiated or threatened against HealthAmerica, by reason of any actual or alleged failure to comply with the Immigration Act.

         3.19 Program Compliance. To the best of HealthAmerica's knowledge after due inquiry, neither HealthAmerica nor any of its shareholders, employees or agents have engaged in or is being investigated for any activities which are prohibited under either (a) Section 1320a-7a or 1320a-7b of Title 42 of the United States Code, (b) Section 1395nn of Title 42 of the United States Code, or
(c) Section 3729 of Title 31 of the United States Code, or the regulations promulgated thereunder, or any similar or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (1) knowingly presenting or causing to be presented a false claim for payment; (2) knowingly making or using a false record in order to receive payment for a claim; (3) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (4) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (5) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (6) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overly or covertly, in cash or in kind, or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; or (7) referring a patient for "designated health services" to a person or entity with which the referring physician has a financial relationship.

         3.20  Environmental Matters.  Except as disclosed on Exhibit 3.20:

         (a) There are no outstanding violations or any consent decrees entered against HealthAmerica regarding environmental matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise.

         (b) There are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

         (c) All operations conducted by HealthAmerica have been and are in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

         3.21 ERISA.

         (a) Except as listed in Exhibit 3.21 of the Exhibit has no "employee benefit plans", as such term is defined under
                  Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or similar arrangement, written or otherwise, which provides any type of pension or welfare benefit to any of its directors, employees, or former employees.

     (b) With respect to all of the plans listed in Exhibit 3.21, HealthAmerica has delivered to ProMedCo-Harrisburg true and exact copies of (i) all plan documents embodying the provisions of such plans, together with all amendments thereto, (ii) all summary plan descriptions and summaries of material modifications pertaining thereto, (iii) copies of the most recent Internal Revenue Service determination letters, if any, relating to such plans, (iv) copies of the last three (3) years' Annual Report (Form 5500 series), as filed with respect to such plans with the Internal Revenue Service, together with all Schedules and attachments thereto, including, without limitation, copies of the plan audits and/or actuarial valuations, (v) copies of all contract administration agreements between HealthAmerica and third party administrators, (vi) copies of all participant-related forms currently in use in connection with such plans including, without limitation, salary reduction agreements and beneficiary designations, and (vii) participant-specific claims history for any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) that has been in existence during any part of the last three years.

         (c)      No  "prohibited  transaction",  as such term is defined  under
                  Section 4975(c) of the Code or under Section 406 of ERISA, and the respective regulations thereunder, has occurred or is occurring with respect to any "employee benefit plan" maintained by HealthAmerica or with respect to any trustee or administrator thereof.

         3.22  Pension, etc.

         (a)      No "unfunded accrued liability", as such term is defined under
                  Section 3(30) of ERISA, exists with respect to any "employee pension benefit plan" listed in Exhibit 3.21 (each a "Pension Plan" and collectively the "Pension Plans").

         (b) None of the Pension Plans or any related trusts have been partially or fully terminated (through the complete cessation of contributions thereto or otherwise). In addition there has not occurred any "reportable events", as such term is defined under Section 4043 of ERISA, which could have a material adverse effect on the condition, financial or otherwise, of HealthAmerica.

         (c) Neither any of the Pension Plans nor any related trusts have incurred any "accumulated funding deficiency", as such term is defined under Section 302(a)(2) of ERISA or Section 412(a) of the Code (whether or not waived), since the effective date of ERISA.

     (d) With respect to each Pension Plan, there are not in existence any liabilities other than those liabilities shown on the Annual Reports (Form 5500 series) delivered to ProMedCo-Harrisburg in connection herewith. No material change with respect to the matters covered by the most recent Annual Report for each Pension Plan has occurred since the filing date thereof. The terms and operation of each Pension Plan have complied, and are in compliance, with the applicable provisions of ERISA and the Code. All Pension Plans have at all times been and are qualified under Section 401(a) of the Code, except for those Pension Plans set forth in Exhibit 3.22 of the Exhibit Volume. None of the Pension Plans listed in Exhibit 3.21 is unfunded.

         3.23 Employee Matters. Included as Exhibit 3.23A of the Exhibit Volume is a list of all employees of HealthAmerica together with their annual rates of compensation and a list of all people who were paid bonuses in the last twelve months plus the amount thereof. No written employment agreement to which HealthAmerica is a party requires longer than a four-week notice before termination, and there is no agreement to lend, or guarantee any loan, to an employee, or an agreement relating to a bonus, severance pay or similar plan, agreement, arrangement or understanding, except as set forth in Exhibit 3.23B.
Exhibit 3.23C of the Exhibit Volume is a written description of employee benefits of HealthAmerica.

         3.24 Insurance and Bonds. Exhibit 3.24A contains a description of all fire, liability and other insurance coverage maintained by HealthAmerica currently in force, including the amounts and losses and risks covered; all such policies are fully paid as to all premiums heretofore due. Exhibit 3.24B contains a description of all malpractice liability insurance policies of HealthAmerica since January 1, 1994. Except as set forth on Exhibit 3.24B, HealthAmerica has not had in the last seven years filed a written application for any insurance coverage which has been denied by an insurance agency or carrier. HealthAmerica is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

         3.25 Labor Matters. There are no collective bargaining agreements with any labor union to which HealthAmerica is a party or by which HealthAmerica is bound, and it is not currently negotiating with a labor union. No employees of HealthAmerica have ever petitioned for a representation election. HealthAmerica is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against HealthAmerica pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting HealthAmerica. No grievance which might have a material adverse effect on HealthAmerica or the conduct of its business nor any such arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists. HealthAmerica has not experienced any employee strikes during the last three years. HealthAmerica will advise ProMedCo-Harrisburg of any such labor dispute, petition for representative election or negotiations with any labor union which shall arise before the Closing Date. Except as may be required by ss. 4980B of the Code or applicable state health care continuation coverage statutes, HealthAmerica has no liability under any plan or arrangement which provides welfare benefits, including medical and life insurance, to any Current or future retiree or terminated employee.

         3.26 Third Party Payor Compliance. HealthAmerica is participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other third-party payor programs (collectively "Third Party Payor Programs"). All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and to the best of HealthAmerica's knowledge, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Third Party Payor Program. To the best of
HealthAmerica's knowledge, HealthAmerica is in full compliance with the requirements of all such Third Party Payor Programs applicable thereto.

         3.27 Facility Compliance. The Clinic Facility is duly licensed and is lawfully operated in accordance with the requirements of all applicable law and has all necessary authorizations for the use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to HealthAmerica issued by any governmental authority or Third Party Payor Program requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or Third Party Payor Program, and after reasonable and independent inquiry and due diligence and investigation, HealthAmerica has neither received notice nor has any knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course.

         3.28 Improper Payments. Neither HealthAmerica nor any officer or employee of HealthAmerica have made any bribes, kickbacks or other improper payments on behalf of HealthAmerica or received any such payments from vendors, suppliers or other persons contracting with HealthAmerica.

         3.29 Books of Account; Reports. The books of account of HealthAmerica in reasonable detail, accurately and fairly reflect its transactions and the disposition of its assets. HealthAmerica has filed all reports and returns required by any law or regulation to be filed by it for which the failure to file would have a material adverse effect on the operations of the Clinic Facility or the Assets.

         3.30 No Finders or Brokers. Neither HealthAmerica nor any officer or director of HealthAmerica has engaged any finder or broker in connection with the transactions contemplated hereunder.

         3.31 Consents and Approvals of Governmental Authorities. No characteristic of HealthAmerica or of the nature of its business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby other than required approvals by the Pennsylvania Departments of Insurance and Health.

         3.32 Consents and Approvals of Non-Governmental Authorities. Except as set forth in Exhibit 3.32, no approvals or consents from any nongovernmental third parties are required in connection with the execution and delivery of this Agreement by HealthAmerica and the consummation of the transactions contemplated hereby.

         3.33 No Adverse Effect. To the best knowledge of HealthAmerica, there is no event or condition of any kind or character pertaining to the business, assets or prospects of HealthAmerica that may adversely affect such business, assets or prospects other than general economic conditions affecting the United States.

         3.34 Disclosure. No representations and warranties by HealthAmerica in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to ProMedCo and ProMedCo-Harrisburg pursuant hereto contains or will contain any untrue statement or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. HealthAmerica has disclosed to ProMedCo and ProMedCo-Harrisburg all facts known to HealthAmerica material to the assets, liabilities, business, operation and property of HealthAmerica. There are no facts known to HealthAmerica not yet disclosed which would adversely affect the future operations of HealthAmerica.


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PROMEDCO AND PRO-
MEDCO-HARRISBURG

         ProMedCo and ProMedCo-Harrisburg hereby jointly and severally represent and warrant as follows:

         4.1 Organization and Standing of ProMedCo and ProMedCo-Harrisburg. ProMedCo and ProMedCo-Harrisburg are each corporations duly organized, validly existing and in good standing under the laws of the state of Delaware and Pennsylvania, respectively; each has full corporate power and authority to conduct its business as now being conducted; and each is duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the business conducted by it requires such qualification.

         4.2 Authority; Binding Effect. Each of ProMedCo and ProMedCo-Harrisburg has corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, by-laws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of each of ProMedCo and ProMedCo-Harrisburg enforceable in accordance with its terms (except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions) assuming that this Agreement has been duly authorized, delivered and executed by HealthAmerica and constitutes the valid and binding obligation, enforceable against HealthAmerica in accordance with its terms (except as enforceability against HealthAmerica may be restricted, limited or delayed to the same extent as referred to in parenthetical phrase immediately above).

         4.3 No Finders or Brokers. Neither ProMedCo, ProMedCo-Harrisburg nor any officer or director of either has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.4 Consents and Approvals of Governmental Authorities. No characteristic of ProMedCo or ProMedCo-Harrisburg or of the nature of their business or operations requires any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE 5 COVENANTS OF PROMEDCO AND PROMEDCO-HARRISBURG

         ProMedCo and ProMedCo-Harrisburg hereby jointly and severally covenant and agree as follows:

         5.1 Best Efforts to Secure Consents. ProMedCo and ProMedCo-Harrisburg shall use their best efforts to secure before the Closing all necessary consents and approvals needed to satisfy all the conditions precedent to the obligations of HealthAmerica hereunder, including, if necessary to procure landlord consents, provision of ProMedCo guarantees of ProMedCo-Harrisburg's obligations under leases assumed by or subleased to ProMedCo-Harrisburg as a result of the consummation of the transactions contemplated hereby.

         5.2 Corporate Action. ProMedCo and ProMedCo-Harrisburg will take all necessary corporate and other action and use its best efforts to obtain all consents, approvals and amendments of agreements required of it to carry out the transactions contemplated by this Agreement and to satisfy the conditions specified herein.

         5.3 Non-Disclosure. ProMedCo and ProMedCo-Harrisburg will keep confidential and not disclose to any third party any information relating to the business of HealthAmerica or any Affiliate thereof, whether acquired by ProMedCo or ProMedCo-Harrisburg before or after the Closing Date, which HealthAmerica has not made generally available to the public and will exercise the same care in handling such information as it would exercise with similar information of its own.

         5.4 Special Accounts. ProMedCo and ProMedCo-Harrisburg will comply with applicable federal law, rules and regulations relating to the collection of Medicare and Medicaid accounts receivable on behalf of HealthAmerica.

ARTICLE 6 COVENANTS OF HEALTHAMERICA

         HealthAmerica hereby covenants and agrees as follows:

         6.1 Access and Information. Between the date of this Agreement and the Closing Date, HealthAmerica will: (i) provide to ProMedCo-Harrisburg and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if ProMedCo-Harrisburg deems reasonably necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns, and documents of HealthAmerica pertaining to the business operated at the Clinic Facility and permit them to make copies thereof; (ii) furnish ProMedCo-Harrisburg and its representatives with all information concerning the business, properties and affairs of HealthAmerica
pertaining   to   the   business    operated   at   the   Clinic   Facility   as
ProMedCo-Harrisburg reasonably requests and certified by the officers, if requested; (iii) cause the independent public accountants of HealthAmerica to make available to ProMedCo-Harrisburg and its representatives all financial information pertaining to the business operated at the Clinic Facility requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish ProMedCo-Harrisburg true and complete copies of all financial and operating statements of HealthAmerica pertaining to the business operated at the Clinic Facility; (v) permit access to customers and suppliers of the Clinic Facility for consultation or verification of any information obtained by ProMedCo-Harrisburg and use their best efforts to cause such customers and suppliers to cooperate with ProMedCo-Harrisburg in such consultation and in verifying such information; and (vi) cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of HealthAmerica pertaining to the business operated at the Clinic Facility and to cooperate fully with any audit, review, investigation or examination made by ProMedCo-Harrisburg and its representatives, including, without limitation, with respect to:

(a) The books and records of HealthAmerica pertaining to the business operated at the Clinic Facility;

(b) The reports of state and federal regulatory examinations pertaining to the business operated at the Clinic Facility;

(c) Leases, contracts and commitments between HealthAmerica and any other person pertaining to the business operated at the Clinic Facility;

(d)      Physical examination of the Clinic Facility; and

(e) Physical examination of the equipment and furnishings within the Clinic Facility.

         6.2 Conduct of Business. Between the date hereof and the Closing Date, except as otherwise expressly approved in writing by ProMedCo-Harrisburg, HealthAmerica shall conduct the business of the Clinic Facility only in the ordinary course thereof consistent with past practice and in such a manner that the representations and warranties contained in Article 3 of this Agreement shall be true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by HealthAmerica at the Closing shall have been satisfied. HealthAmerica will, consistent with conducting its business in accordance with reasonable business judgment, preserve the business of the Clinic Facility intact, use its reasonable best efforts to preserve and maintain the business organization and the physician relationships of HealthAmerica, keep available to ProMedCo-Harrisburg the services of the present employees of the Clinic Facility (except those dismissed for cause, those who voluntarily discontinue their employment and those whose termination is consented to by ProMedCo-Harrisburg), and preserve for ProMedCo-Harrisburg the goodwill of the physicians, suppliers, patients and others having business relations with the Clinic Facility. So long as HealthAmerica does not terminate or otherwise interfere with ProMedCo-Harrisburg's performance of the Interim Service Agreement, it shall be deemed to be in compliance with this ss. 6.2.

         6.3 Termination of Alliance4Health NetSource Agreement. Immediately upon execution of this Agreement, HealthAmerica shall give notice of termination of the Alliance4Health NetSource Agreement. If the transactions contemplated by this Agreement are consummated prior to the date the Alliance4Health NetSource Agreement is terminated, HealthAmerica shall take such steps as are necessary to provide the full economic benefit to HealthAmerica of the Alliance4Health NetSource Agreement to ProMedCo-Harrisburg, including, if necessary entering into a subcontracting arrangement with ProMedCo-Harrisburg or Beacon. HealthAmerica shall indemnify and hold ProMedCo-Harrisburg harmless from the consequence of any breach of the Alliance4Health NetSource Agreement caused, or resulting from actions of, HealthAmerica.

         6.4 Compliance with Agreement. Prior to the Closing, HealthAmerica shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and shall do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement. Prior to the Closing, HealthAmerica shall give ProMedCo-Harrisburg prompt written notice of any change in any information contained in the representations and warranties made in Article 3 hereof and on the Exhibits referred to therein (provided, however that such notice shall not limit ProMedCo-Harrisburg's rights under ss. 9.1 hereof) and of any condition or event which constitutes a default of any covenant or agreement made in Article 6 or in any other section hereof.

         6.5 Necessary Consents. HealthAmerica shall take the necessary corporate and other actions, including submitting required notices to various departments of the Commonwealth of Pennsylvania on or before August 20, 1997, and shall, on or before the Closing Date, obtain and deliver to ProMedCo-Harrisburg in writing, effective as of the Closing Date, such consents as are necessary to effect a valid and binding transfer or assignment of all of the Assets so as to enable ProMedCo-Harrisburg to enjoy all of the rights now enjoyed by HealthAmerica with respect to the Assets. Said consents shall be in a form acceptable to ProMedCo-Harrisburg and, if executed with respect to a contract, shall contain an acknowledgment by the consenting party that HealthAmerica has fully complied with and is not in default under any provision of the particular contract. Nothing in this Agreement shall be construed as an attempt to agree to assign any contract which is by law or by agreement nonassignable without the consent of the other party or parties thereto, or of any governmental authority, as the case may be, unless such consent shall be given.

         6.6 Unusual Events. Until the Closing Date, HealthAmerica shall supplement or amend all relevant Exhibits in the Exhibit Volume with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date HealthAmerica delivers to ProMedCo-Harrisburg the Exhibit Volume pursuant to ss. 9.1 of this Agreement or any other date, and shall not be deemed to amend or supplement any Exhibits or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, unless agreed to in writing by ProMedCo-Harrisburg.

         6.7 Confidential Information. HealthAmerica shall keep confidential all information provided by ProMedCo and ProMedCo-Harrisburg regarding the business plan, financial condition and operations of ProMedCo and ProMedCo-Harrisburg, which is not in the public domain, and shall exercise the same care in handling such information as it would exercise with similar information of its own. HealthAmerica may disclose information it deems advisable to its physician employees provided such physician employees are advised of the confidential nature of such information and agree to keep such information confidential as provided herein. ProMedCo and ProMedCo-Harrisburg shall be a third party beneficiaries of such agreements.

         6.8 Interim Financial Statements. Within 30 days after the end of each calendar month subsequent to the date of this Agreement and prior to the Closing Date, HealthAmerica shall deliver to ProMedCo-Harrisburg an unaudited balance sheet of HealthAmerica as of the end of such calendar month together with the related statement of operations. All such financial statements shall fairly present the financial position, results of operations and cash flows for the financial periods indicated, in accordance with generally accepted accounting principles consistently applied except that footnote information may be omitted in such statements, and that such statements shall be subject to normal year-end audit adjustments, but only if such adjustments are of a normal, recurring type and are not material in the aggregate. So long as the Interim Service Agreement is in full force and effect, HealthAmerica shall be deemed to be in compliance with this ss. 6.8.

         6.9 Departmental Violations. All notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the departments of buildings, fire, labor, health, or any other state or municipal department having jurisdiction against or affecting the business, property or assets of HealthAmerica shall be complied with prior to the Closing Date. All such notes or notices, after the date hereof and prior to the Closing Date, shall be complied with by HealthAmerica prior to the Closing Date. Upon written request, HealthAmerica shall furnish ProMedCo-Harrisburg with an authorization to make the necessary searches for such notes or notices.

         6.10 Insurance Ratings. HealthAmerica shall take all action reasonably requested by ProMedCo-Harrisburg to enable it to succeed to the Workers' Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of HealthAmerica and other ratings for insurance or other purposes established by HealthAmerica. ProMedCo-Harrisburg shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

         6.11 Maintain Insurance Coverage. From the date hereof until the Closing, HealthAmerica shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets and the operations of HealthAmerica and shall provide, upon request by ProMedCo-Harrisburg, evidence satisfactory to ProMedCo-Harrisburg (which evidence may be in the form of a certificate executed by an officer of HealthAmerica) that such insurance continues to be in effect and that all premiums due have been paid.

         6.12 Exclusive Dealings. During the period from the date of this Agreement to the Closing Date, or until the earlier termination of this
Agreement pursuant to Article 9, HealthAmerica shall refrain from taking any actions, directly or indirectly, to encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than ProMedCo-Harrisburg, concerning the purchase of the Clinic Facility or the Assets, or any merger, joint venture or similar transaction involving the Clinic Facility and will not enter into any such transaction.

         6.13 Payments Due Physicians. HealthAmerica shall pay when due all deferred amounts due any HealthAmerica Medical Professionals pursuant to agreements relating to the purchase of medical practices with which such HealthAmerica Medical Professionals were associated when their relationship with HealthAmerica commenced. HealthAmerica acknowledges that ProMedCo-Harrisburg has an interest in ensuring that the HealthAmerica Medical Professionals receive all payments from HealthAmerica to which they are entitled and intends that ProMedCo-Harrisburg shall have third party beneficiary rights to enforce this ss. 6.13.

ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HEALTHAMERICA

All obligations of HealthAmerica which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by ProMedCo and ProMedCo-Harrisburg at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by HealthAmerica at any time at or prior to the Closing):

         7.1 Representations and Warranties True. All of the representations and warranties made by ProMedCo and ProMedCo-Harrisburg contained in Article 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects; ProMedCo and ProMedCo-Harrisburg shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by then prior to or at the Closing; and HealthAmerica shall have been furnished with a certificate of the President or any Vice President of ProMedCo and of ProMedCo-Harrisburg, dated the Closing Date, in such officer's capacity, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

         7.2 Opinion of Counsel. HealthAmerica shall have been furnished with an opinion dated the Closing Date of Boult, Cummings, Conners & Berry, PLC, counsel to ProMedCo and ProMedCo-Harrisburg, in form and substance reasonably satisfactory to HealthAmerica.

         7.3 Authority. All action required to be taken by or on the part of ProMedCo and Pro-MedCo-Harrisburg to authorize the execution, delivery and performance of this Agreement by Pro-MedCo and ProMedCo-Harrisburg and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of ProMedCo and ProMedCo-Harrisburg.

         7.4 Approvals. HealthAmerica shall have received all consents and approvals from the Pennsylvania Departments of Health and Insurance and any other person, including without limitation HealthAmerica's senior lender, necessary for it to consummate the transactions contemplated hereby.

         7.5 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against HealthAmerica, or the officers or directors of HealthAmerica, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         7.6 Delivery of Certain Certified Documents. At the Closing, ProMedCo-Harrisburg shall deliver to HealthAmerica copies of the Articles of Incorporation of each of ProMedCo-Harrisburg and ProMedCo certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities, copies of resolutions of the Board of Directors of ProMedCo-Harrisburg, certified by the secretary or assistant secretary of ProMedCo-Harrisburg approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and copies of resolutions of the Board of Directors of ProMedCo, certified by the secretary or assistant secretary of ProMedCo approving the consummation of the transactions contemplated hereby.

         7.7 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to HealthAmerica pursuant to this Agreement shall be satisfactory in form and substance to HealthAmerica and its counsel acting reasonably and in good faith.

         7.8 No Agency Proceedings. There shall not be pending or, to the knowledge of ProMedCo or ProMedCo-Harrisburg, threatened, any claim, suit, action or other proceeding brought by a governmental agency before any court or governmental agency, seeking to prohibit or restrain the transactions contemplated by this Agreement or material damages in connection therewith.

         7.9 Provider Agreement. ProMedCo-Harrisburg and HealthAmerica shall have entered into the provider agreement contemplated by ss. 2.9(h) or if state approval thereof is not forthcoming, the relationship with Alliance4Health NetSource is continued on terms reasonably satisfactory to ProMedCo-Harrisburg.

ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PROMEDCO AND
PROMEDCO-HARRISBURG

         All obligations of ProMedCo and ProMedCo-Harrisburg which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by HealthAmerica at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by ProMedCo and ProMedCo-Harrisburg at any time at or prior to the Closing):

         8.1 Representations and Warranties True. All of the representations and warranties of HealthAmerica contained in Article 3 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing, and shall be true at and as of the date of Closing in all material respects (without taking into account any disclosures made by HealthAmerica to ProMedCo and ProMedCo-Harrisburg pursuant to ss. 6.6 hereof) except for changes resulting from ProMedCo-Harrisburg's management under the Interim Service Agreement; HealthAmerica shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and ProMedCo and ProMedCo-Harrisburg shall be furnished with a certificate of the President or any Vice President of HealthAmerica, dated the Closing Date, in such person's corporate capacity, certifying to the truth of such representations and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions other than the exception set forth in the first clause hereof.

         8.2 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against ProMedCo or ProMedCo-Harrisburg or the officers or directors of ProMedCo or
ProMedCo-Harrisburg which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transaction contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         8.3 Opinion of HealthAmerica Counsel. HealthAmerica shall have delivered to ProMedCo and ProMedCo-Harrisburg at the Closing an opinion of Bass, Berry & Simms, PLC, counsel to HealthAmerica, dated the Closing Date, in form and substance reasonably satisfactory to ProMedCo and ProMedCo-Harrisburg, and Beacon shall have delivered to ProMedCo and ProMedCo-Harrisburg at the Closing an opinion of Hartman & Miler, P.C., counsel to Beacon dated the Closing Date, in form and substance reasonably satisfactory to ProMedCo and ProMedCo-Harrisburg.

         8.4 Consents and Approvals. Each of the parties to any agreement or instrument under which the transactions contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a default or acceleration under such agreement or instrument which would have a material adverse effect on the Assets, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given. Also, ProMedCo-Harrisburg shall have received releases, waivers of default and consents to assignment in form satisfactory to it from all parties to material contracts and agreements to be assumed by ProMedCo-Harrisburg hereunder.

         8.5 Governmental Approvals. HealthAmerica shall have received all consents and approvals from the Pennsylvania Departments of Health and Insurance necessary for it to consummate the transactions contemplated hereby.

         8.6 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated hereby and all certificates and documents delivered to ProMedCo-Harrisburg pursuant to this Agreement shall be satisfactory in form and substance to ProMedCo and ProMedCo-Harrisburg and its counsel acting reasonably and in good faith.

         8.7 Delivery of Certain Documents. At the Closing, HealthAmerica shall have delivered to ProMedCo-Harrisburg copies of the Articles of Incorporation of HealthAmerica certified (not more than 30 days prior to the Closing Date) by the appropriate governmental authorities and copies of resolutions of the stockholders of HealthAmerica and of the Board of Directors of HealthAmerica, certified by the secretary of HealthAmerica, approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         8.8 Provider Agreement. ProMedCo-Harrisburg and HealthAmerica shall have entered into the provider agreement contemplated by ss. 2.9(h) or if state approval thereof is not forthcoming, the relationship with Alliance4Health NetSource, Inc. is continued on terms reasonably satisfactory to ProMedCo-Harrisburg (ProMedCo-Harrisburg agrees that the Alliance4Health NetSource Agreement is satisfactory).

         8.9 Financing. ProMedCo-Harrisburg shall have arranged the financing necessary to carry out the transactions contemplated by this Agreement.

ARTICLE 9  TERMINATION

         9.1 Optional Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date as follows:

(a) By the mutual consent of ProMedCo, ProMedCo-Harrisburg and HealthAmerica; or

(b) By HealthAmerica, if any of the conditions set forth in Article 7 shall not have been met by October 31, 1997; provided that HealthAmerica shall not be entitled to terminate this Agreement pursuant to this ss. 9.1(b) if HealthAmerica's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

(c) By ProMedCo-Harrisburg, if any of the conditions provided in Article 8 hereof have not been met by October 31, 1997; provided that ProMedCo-Harrisburg shall not be entitled to terminate this Agreement pursuant to this ss. 9.1(c) if ProMedCo-Harrisburg's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

Notwithstanding   anything  to  the  contrary  set  forth  herein,  the  parties acknowledge and agree that the Exhibits 3.1, 3.9, 3.13, 3.14, 3.23A, 3.23B, 3.23C and 3.24B referred to in Article 3 herein were not prepared or delivered to ProMedCo-Harrisburg prior to or contemporaneously with the execution of this Agreement. By September 1, 1997, HealthAmerica shall deliver to ProMedCo-Harrisburg all the remaining Exhibits referred to in Article 3, to be prepared in accordance with Article 3 of this Agreement, and ProMedCo-Harrisburg may, at its discretion, within seven days after its receipt of such Exhibits, terminate this Agreement by notice to HealthAmerica if any information contained in any of such Exhibits or any information obtained by ProMedCo-Harrisburg pursuant to ss. 6.4 of this Agreement shall establish that any representation or warranty of HealthAmerica contained in Article 3 of this Agreement or any information previously furnished to ProMedCo-Harrisburg by HealthAmerica concerning the Clinic Facility shall not be true and accurate in all material respects as of the date of the termination notice or in the opinion of ProMedCo-Harrisburg, any of such Exhibits shall disclose facts which shall be materially adverse concerning the financial condition, business or operations of the Clinic Facility.

         9.2 Notice of Abandonment. In the event of such termination by either ProMedCo and ProMedCo-Harrisburg or HealthAmerica pursuant to ss. 9.1 above, written notice shall forthwith be given to the other party hereto.

         9.3 Mandatory Termination. If the Closing has not occurred by October 31, 1997, this Agreement shall automatically terminate and no longer be of any force or effect.

         9.4 Termination. In the event this Agreement is terminated as provided above, ProMedCo and ProMedCo-Harrisburg shall deliver to HealthAmerica all documents (and copies thereof in their possession) concerning HealthAmerica and its Affiliates previously delivered by HealthAmerica to ProMedCo and ProMedCo-Harrisburg; and none of the parties nor any of their respective partners, shareholders, directors, or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach of any of the provisions of this Agreement; provided however, if ProMedCo-Harrisburg terminates this Agreement and abandons the transactions contemplated hereby for any reason other than the following:

     (i) Failure of HealthAmerica to satisfy the closing conditions to ProMedCo-Harrisburg's performance set forth in ss.ss. 8.1 (with respect to the truth of the Representations and Warranties at the date hereof), 8.2, 8.4, 8.5 and 8.8;

     (ii) Bankruptcy of HealthAmerica or of its parent corporation Coventry Corporation;

     (iii)The refusal or inability of HealthAmerica to consummate the transactions contemplated hereby then ProMedCo shall pay HealthAmerica $500,000 simultaneously with its delivery of the notice of abandonment described in ss. 9.2.

ARTICLE 10  INDEMNIFICATION

         10.1 Grant of Indemnity by HealthAmerica. Subject to the provisions of ss. 11.15, HealthAmerica agrees to indemnify, defend and hold ProMedCo and ProMedCo-Harrisburg and their Affiliates, and subsidiaries, and its and their respective employees, representatives, officers and agents, harmless from and against any claims, losses, settlement payments, liability, obligations, lawsuits, deficiencies, encumbrances, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, suffered or incurred by ProMedCo or ProMedCo-Harrisburg as a result of the occurrence of any of the following: (i) the Assets were subject to any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which are not being specifically assumed by ProMedCo-Harrisburg hereunder, including without limitation, liabilities for federal, state, local and other applicable taxes of every kind and description, whether or not said liabilities or obligations are disclosed in
Exhibit 3.3; (ii) HealthAmerica did not have title to any of the Assets; (iii) a breach of any obligation, representation, warranty, covenant or agreement made by HealthAmerica in this Agreement or any agreement referred to herein or because any document furnished or required to be furnished pursuant to this Agreement by HealthAmerica to ProMedCo or ProMedCo-Harrisburg or any of their representatives, or any documents furnished to ProMedCo and ProMedCo-Harrisburg in connection with the Closing hereunder, shall be materially false or misleading; (iv) any liability, obligation or litigation arising out of or based upon events or operative facts occurring prior to the Closing Date, in connection with the Assets, whether or not disclosed in Exhibit 3.15 except for those liabilities and obligations expressly assumed by ProMedCo or ProMedCo Harrisburg; (v) any employee benefits, including pension or retirement benefits, and any severance payments to the employees of HealthAmerica which are or may be assessed as a result of the transactions contemplated by this Agreement, payable to or on behalf of the employees of HealthAmerica as of the Closing Date, or due through the consummation of this Agreement; (vi) unless otherwise specifically agreed in this Agreement, any and all claims, including legal, administrative or creditor claims or actions, in connection with the Assets or their sale or transfer hereunder, if any fact material to any such claim or cause of action pleaded or stated there occurred prior to or on the Closing Date; (vii) all claims and litigation and potential claims and litigation with respect to incidents or other matters which occurred prior to the Closing Date related to the business of the Clinic Facility; (viii) any other liabilities of HealthAmerica pertaining to the business of the Clinic Facility, including any professional malpractice liability of HealthAmerica or any individual physicians associated therewith, whether absolute or contingent, known or unknown, matured or unmatured and not expressly assumed hereunder pursuant to the Undertaking; and (ix) reasonable costs and expenses (including reasonable attorneys' fees) incurred by ProMedCo and ProMedCo-Harrisburg in connection with any demand, action, suit, proceeding, assessment or judgment incident to any of the foregoing.

         10.2 Grant of Indemnity by ProMedCo and ProMedCo-Harrisburg. Subject to the provisions of ss. 11.15, ProMedCo and ProMedCo-Harrisburg jointly and severally agree to indemnify, defend and hold HealthAmerica and its Affiliates, and subsidiaries, and its and their respective employees, representatives, officers and agents, harmless from and against any claims, losses, settlement payments, liability, obligations, lawsuits, deficiencies, encumbrances, damages or expense of whatever nature, whether known or unknown, accrued, absolute, contingent or otherwise including (without limitation) interest, penalties, attorneys' fees, costs of investigation and all amounts paid in defense or settlement of the foregoing, suffered or incurred by HealthAmerica or HealthAmerica as a result of the occurrence of any of the following:

(i) a breach of any obligation, representation, warranty, covenant or agreement made by ProMedCo-Harrisburg in this Agreement or any agreement referred to herein or because any representation or warranty by ProMedCo-Harrisburg contained herein, in any document furnished or required to be furnished pursuant to this Agreement by ProMedCo-Harrisburg to HealthAmerica or any of its representatives, or any documents furnished to HealthAmerica in connection with the Closing hereunder, shall be false; (ii) any liability, obligation or litigation arising out of or based upon events or operative facts occurring after the Closing Date, in connection with the Assets; (iii) all claims and litigation and potential claims and litigation with respect to incidents or other matters which may occur after to the Closing Date related to the business of ProMedCo-Harrisburg; and (iv) reasonable costs and expenses (including reasonable attorneys' fees) incurred by HealthAmerica and HealthAmerica in connection with any demand, action, suit, proceeding, assessment or judgment incident to any of the foregoing.

         10.3  Representation, Cooperation and Settlement.

(a) Each party agrees to give prompt notice to the other(s) of any claim against the other(s) which might give rise to a claim based on the indemnity contained in this Article 10, stating the nature and basis of the claim and the amount thereof.

     (b) In the event any claim, action, suit or proceeding is brought against a party (the "Indemnified Party") with respect to which the other party (the "Indemnifying Party") may have liability under the indemnity contained in this Article 10, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, provided that ProMedCo-Harrisburg shall not be required to permit HealthAmerica to assume the defense of any third party claim which if not first paid, discharged, or otherwise complied with would result in an interruption or cessation of the conduct of the ProMedCo-Harrisburg's business or any material part thereof. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given by the Indemnified Party, shall be deemed a waiver of any such election. If the Indemnifying Party assumes the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation resulting in the defense or settlement of such claim or litigation resulting therefrom, including the retention of counsel satisfactory to the Indemnified Party, and holding the Indemnified Party harmless from and against any and all damage resulting from, arising out of, or incurred with respect to any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnifying Party shall not, in the defense of such claim or litigation, consent to the entry of any judgment (other than a judgment of dismissal on the merits with costs) except with the written consent of the Indemnified Party nor enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim or litigation.

     (c) If the Indemnifying Party shall not assume the defense of any such claim by a third party or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate. The Indemnifying Party shall, in accordance with the provisions hereof, promptly reimburse the Indemnified Party for the amount of any settlement reasonably entered into by the Indemnified Party and for all damage incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.

         10.4 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude ProMedCo and ProMedCo-Harrisburg from asserting any other rights or seeking any other remedies against HealthAmerica to which ProMedCo and ProMedCo-Harrisburg are entitled by law. Notwithstanding the foregoing, neither party shall have any liability under this Article 10 in excess of the Consideration hereunder except for cases of fraud or other intentional misconduct and neither party shall assert any claims for matters involving less than $5,000 in the aggregate.

ARTICLE 11  MISCELLANEOUS

         11.1 Expenses. All expenses of the preparation of this Agreement and of the transactions contemplated hereby, including, without limitation, counsel fees, accounting fees, investment adviser's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated.

         11.2  Employee Transition.

(a) Termination of Affected Employees. Effective at the Closing Date, HealthAmerica shall terminate all Affected Employees who shall be given the option of becoming employees of ProMedCo-Harrisburg on terms comparable to those in effect immediately prior to the Closing. "Affected Employees" shall mean non-medical employees of HealthAmerica on the Closing Date.

(b) Insurance and Benefit Plans. HealthAmerica shall use its best efforts to satisfy, or cause its insurance carriers to satisfy, all claims for medical, health and hospital benefits, whether insured or otherwise (including, but not limited to, workers compensation, life insurance, medical and disability programs), under

         HealthAmerica's employee benefit plans brought by, or in respect of, Affected Employees and former employees of the HealthAmerica prior to the Closing Date, in accordance with the terms and conditions of such employee benefit plans or applicable workers compensation statutes without interruption as a result of the employment by ProMedCo-Harrisburg of any such employees after the Closing Date.

     (c) Payroll and Payroll Taxes. HealthAmerica shall make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending prior to the Closing Date. HealthAmerica shall issue, by the date prescribed by IRS Regulations, Forms W- 2 for wages paid to the Closing Date. ProMedCo-Harrisburg shall be responsible for all payroll and payroll tax obligations accruing on and after the Closing Date for Affected Employees.

     (d) Termination Benefits. HealthAmerica shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any (not including state unemployment compensation), to Affected Employees who may become entitled to such benefits by reason of any events. If any action on the part of HealthAmerica prior to the Closing or the purchase by ProMedCo-Harrisburg of the Assets of HealthAmerica pursuant to this Agreement or the transactions contemplated hereby, shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation by virtue of any state, federal or local law, such liability or claim of liability shall be the sole responsibility of HealthAmerica, and HealthAmerica shall indemnify and hold harmless ProMedCo-Harrisburg for any losses resulting directly or indirectly from such liability or claim. ProMedCo-Harrisburg shall be solely responsible for and shall pay or cause to be paid severance payments and other termination benefits, if any, to Affected Employees who may become entitled to such benefits by reason of events occurring after Closing. If any action on the part of ProMedCo-Harrisburg after Closing shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation by virtue of any state, federal or local law, such liability or claim of liability shall be the sole responsibility of ProMedCo-Harrisburg, and ProMedCo-Harrisburg shall indemnify and hold harmless HealthAmerica for any losses resulting directly or indirectly from such liability or claim.

(e)      Employee   Benefit   Plans.   At   Closing,    neither   ProMedCo   nor
         ProMedCo-Harrisburg shall assume any responsibility under any employee benefit plans maintained by HealthAmerica.

         11.3 Occasional Sale. HealthAmerica, ProMedCo and ProMedCo-Harrisburg believe that the transaction contemplated by this Agreement constitute the sale of an entire operating unit or a separate division or a separate identifiable segment of a division in accordance with the Pennsylvania Tax Code, and, therefore, the sale of any and all items of tangible personal property to ProMedCo-Harrisburg pursuant to this Agreement is exempt from any and all state and local sales and use tax. In the event the transactions contemplated by this Agreement do not qualify for such exemption or other applicable exemption and the Commonwealth of Pennsylvania seeks to collect sale or use tax under the Pennsylvania Tax Code, ProMedCo-Harrisburg shall be liable and responsible for any such tax. HealthAmerica shall cooperate with ProMedCo-Harrisburg in connection with any audit of this transaction regarding the application of the sales tax law thereto.

         11.4  Non-Assignable Property Interests.

     (a) To the extent that any lease, contract, permit or other property interest which would otherwise constitute a part of the Assets is not capable of being assigned, transferred or subleased or if such assignment, transfer or sublease or attempted assignment, transfer or sublease would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, neither this Agreement nor the Closing shall constitute an assignment, transfer or sublease thereof, or an attempted assignment, transfer or sublease thereof.

(b) To the extent that any lease, contract, permit or other property interest constituting a part of the Assets is not capable of being assigned, transferred or subleased, from and after the Closing Date, and to the extent reasonably possible, HealthAmerica shall make all benefits of such non-assignable interests available to ProMedCo-Harrisburg at no charge, cost or expense to ProMedCo-Harrisburg.

         11.5 Cooperation by ProMedCo and ProMedCo-Harrisburg. In the event HealthAmerica is required to defend against any action, suit or proceeding arising out of a claim pertaining to the business or operations of HealthAmerica, ProMedCo and ProMedCo-Harrisburg shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by HealthAmerica in connection with its defense.

         11.6 Cooperation by HealthAmerica. In the event ProMedCo or ProMedCo-Harrisburg is required to defend against any action, suit or proceeding arising out of a claim pertaining to a liability assumed by ProMedCo-Harrisburg pursuant to this Agreement relating to the business or operations of HealthAmerica, HealthAmerica shall provide such assistance and cooperation, including without limitation, witnesses and documentary or other evidence, as may reasonably be requested by ProMedCo-Harrisburg in connection with its defense.

         11.7 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail or registered mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid):

To HealthAmerica:                           HealthAmerica Pennsylvania, Inc.
                                            5 Gateway Center
                                            60 Blvd. Of the Allies
                                            Pittsburgh, PA 15222
                                            Attention: President

with a copy to:                             Bob F. Thompson, Esq.
                                            Bass, Berry & Simms, PLC
                                            2700 First American Center
                                            Nashville, TN 37828-2700

To ProMedCo and
         ProMedCo-Harrisburg:               ProMedCo Management Company
                                            801 Cherry Street
                                            Suite 1450
                                            Fort Worth, TX 76102
                                            Attention: Chief Executive Officer

                  with a copy to            John E. Gillmor
                                            Boult, Cummings, Conners & Berry
                                            PLC 414 Union Street, Suite 1600
                                            Nashville, TN 38219


or to such other address as either HealthAmerica or ProMedCo may designate by notice to the other.

         11.8 Entire Agreement. This Agreement and the Appendices, Exhibits, schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         11.9 Alternative Dispute Resolution. Any dispute, disagreement, claim or controversy arising out of or related to this Agreement (a "Disputed Matter") may, at the option of either party hereto upon written notice to the other party, be submitted to non-binding mediation before a mutually acceptable neutral advisor. To the extent the neutral advisor is compensated, the parties shall each bear half the cost. Any Disputed Matter that is not resolved through mediation will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Dauphin County, Pennsylvania, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         11.10 Governing Law. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE COMMONWEALTH OF PENNSYLVANIA SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         11.11 Time. Time is of the essence for purposes of each and every provision of this Agreement.

         11.12 Section Headings. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         11.13 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         11.14 Nature and Survival of Representations. All statements contained in any certificate delivered by or on behalf of any of the parties to this
Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder. No representations or warranties made by the parties shall survive the Closing by more than 12 months, except for the following representations and warranties of ProMedCo and ProMedCo-Harrisburg, on the one hand, and HealthAmerica, on the other hand: the representations and warranties set forth in ss.ss. 3.6, 3.15, 3.17, 3.19, 3.20, and 3.22 shall survive the Closing for the applicable period of limitations for the commencement of actions.

         11.15 Exhibits. All Exhibits, Appendices, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

         11.16 Assignment. Neither party shall assign this Agreement without first obtaining the written consent of the other party (which consent may require the assignee to sign an instrument reasonably satisfactory to the consenting party formally assuming the obligations of the assigning party), except ProMedCo and ProMedCo-Harrisburg shall have the right to assign this Agreement to an Affiliate or any institutional lender providing financing to ProMedCo and its subsidiaries.

         11.17 Binding on Successors and Assigns. Subject to ss.11.16, this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any, person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         11.18 Parties in Interest. Nothing in this Agreement is intended to confer any right on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

         11.19 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto, at any time prior to the Closing.

         11.20 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

         11.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         11.22 Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation, consents, waivers and modifications which may hereafter be executed, the Exhibits and documents delivered at the Closing, and financial statements, certificates and other information previously or hereafter furnished to either party to the other be reproduced by either party by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such party may destroy any original documents so reproduced. Both parties agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the other party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         11.23 Access to Records After Closing. HealthAmerica will, and will cause its counsel and certified public accountants to, afford to the representatives of ProMedCo and ProMedCo-Harrisburg, including their counsel and accountants, reasonable access to, and copies of, any records pertaining to the business of the Clinic Facilities not transferred to ProMedCo-Harrisburg, including, but not limited to, audit and tax work papers. ProMedCo and
ProMedCo-Harrisburg   will  afford  to  the   representatives  of  HealthAmerica
reasonable   access   to,   and  copies   of,   the   records   transferred   to
ProMedCo-Harrisburg at the Closing during normal business hours after the Closing Date. Copies furnished to the party gaining such access shall be furnished at the cost of the recipient.

         11.24 Disclosure of Certain Information. HealthAmerica grants ProMedCo authorization to disclose aggregate financial history and financial and other information about HealthAmerica and about the Clinic Facility in order for ProMedCo to comply with disclosure requirements in correction with the sale and registration of its securities, and also to lenders, investment bankers and other officials as deemed necessary by ProMedCo. ProMedCo shall use its best efforts to maintain the confidentiality of such information through filing of documents in redacted format if feasible, and, when practicable, shall give HealthAmerica advance notice of any public filings of such information.

         11.25 Press Releases. Except as required by law, HealthAmerica shall not make any press releases or other public announcements relating to this Agreement or the transactions contemplated hereby without the prior written consent of ProMedCo-Harrisburg.

         11.26 Waiver of Conflict. ProMedCo and HealthAmerica acknowledge that the law firm of Boult, Cummings, Conners & Berry, PLC acted as counsel for Coventry Corporation, the parent of HealthAmerica, at one time, and HealthAmerica represents to ProMedCo that Boult, Cummings, Conners & Berry, PLC no longer acts in such capacity. Both parties hereby waive any claim they may have that Boult, Cummings, Conners & Berry, PLC may have a conflict of interest in representing ProMedCo in the transactions contemplated by this Agreement, and HealthAmerica hereby consents to their so doing.

         11.27 ProMedCo Guaranty. ProMedCo hereby guarantees the performance by ProMedCo-Harrisburg of its obligations hereunder.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PROMEDCO MANAGEMENT COMPANY

By
Its Senior Vice-President
Name Dale K. Edwards

PHB MANAGEMENT COMPANY, INC.

By
Its Vice President
Name Dale K. Edwards


HEALTHAMERICA PENNSYLVANIA, INC.

By
Its Vice President & CEO
Name  Jan H. Hodges